UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 19, 2015

JRjr33, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)

(469) 913-4120
(Registrant’s telephone number, including area code)

CVSL Inc.
(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 25, 2015, JRjr33, Inc., formerly CVSL Inc., (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting that on March 25, 2015, the Company closed its acquisition of Kleeneze Limited ("Kleeneze"). This Form 8-K/A amends the Original Form 8-K to include the historical audited financial statements of Kleeneze required by Items 9.01(a) and 9.01(b) of Form 8-K that were excluded from the Original Form 8-K.
In January 2016, the Company changed its name to JRjr33, Inc., doing business as JRJR Networks.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired. The audited financial statements of Kleeneze for the 52 week period ended March 27, 2015 are filed herewith as Exhibit 99.1. The statements are presented in reliance on certain information waivers granted by the Office of the Chief Accountant of the SEC to present the audited financial statements for Kleeneze for the fiscal year ended March 31, 2015, which financial statements became available on March 23, 2016. The consent of KPMG, LLP, Kleeneze's independent auditors, is attached as Exhibit 23.1 to this Form 8-K/A.
(b) Pro forma financial information. Unaudited pro forma condensed statements of operations for the Company and Kleeneze are filed herewith as Exhibit 99.3. It should be noted that the unaudited pro forma condensed consolidated balance sheet of Kleeneze was already fully reflected in the Company's condensed consolidated balance sheet as of March 31, 2015 in the Company's Quarterly Report on the Form 10-Q for the three months ended March 31, 2015. Additionally, the pro forma condensed consolidated income statement of Kleeneze for the three months ended March 31, 2015 is included in the Company's condensed consolidated income statement in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2015.
(d) Exhibits

Number	Description
23.1	Consent of KPMG LLP, Independent Auditors of Kleeneze
99.1	Audited financial statements of Kleeneze for the 52-week period ended March 27, 2015
99.3	Unaudited pro forma combined statement of operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: March 23, 2016	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

Exhibit 23.1

Consent of KPMG LLP, Independent Auditors of Kleeneze to come

Exhibit 99.1